UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):

January 13, 2011

Viasystems Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-94321 (Commission File Number)	75-2668620 (IRS Employer Identification Number)

101 South Hanley Road, Suite 400, St. Louis, MO		63105
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (314) 727-2087

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure.

Date of 2011 Annual Meeting of Stockholders

Viasystems Group, Inc. (the “Company”) has scheduled its 2011 annual meeting of stockholders (the “Annual Meeting”) for May 3, 2011.

Rule 14a-8 Shareholder Proposal Deadline

Because the date of the Annual Meeting has been advanced by more than 30 days from the anniversary of the Company’s 2010 annual meeting of stockholders, the Company has set a new deadline for the receipt of stockholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, for inclusion in the Company’s proxy materials for the Annual Meeting.  In order to be considered timely, such proposals must be received by the Secretary of the Company at the Company’s principal executive office no later than January 31, 2011.

Bylaws Timely Notice Deadline

In accordance with the requirements for a timely notice in the Company’s bylaws, any stockholder who wishes to make a proposal or nominate a director for consideration at the Annual Meeting without having the proposal included in the Company’s proxy materials, must provide written notice to the Secretary of the Company at the Company’s principal executive office no later than February 2, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  January 13, 2011

VIASYSTEMS GROUP, INC.

By:       /s/ Christopher R. Isaak
            Christopher R. Isaak
    Vice President, Corporate Controller
    and Chief Accounting Officer